Exhibit 10.3

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDMENT No. 1

to

Collaboration and License Agreement

This AMENDMENT No. 1 to Collaboration and License Agreement (the “Amendment”), effective as of May 15, 2008 (the “Amendment Date”), is entered into by and between BAYER Healthcare AG, a German corporation, having its principal place of business at D-51368, Leverkusen, Germany, (“Licensee”), and Seattle Genetics, Inc., a Delaware corporation with an office at 21823 30th Drive S.E., Bothell, WA 98021 (“Licensor”).

RECITALS

WHEREAS, BAYER Pharmaceuticals Corporation, an Affiliate of Licensee, and Licensor entered into a Collaboration and License Agreement dated as of September 27, 2004 (the “Collaboration Agreement”), which Collaboration Agreement provides for the license to BAYER Pharmaceuticals Corporation of Licensor technology useful for linking certain cytotoxins to other molecules, such as antibodies; and

WHEREAS, BAYER Pharmaceuticals Corporation assigned the Collaboration Agreement to Licensee as of letter dated January 8, 2007; and

WHEREAS, the initial Research Program Term under the Collaboration Agreement has expired and Licensee now wishes to conduct further research work on additional antibody-derived drug conjugates to the Designated Antigen (as defined in the Collaboration Agreement), all of which shall be considered Licensed Products according to the Collaboration Agreement, pursuant to a new research plan attached hereto (the “New Research Plan”); and

WHEREAS, Licensor is willing to conduct such work under the New Research Plan and renew the Research Program Term pursuant to the terms set forth herein;

NOW THEREFORE, in consideration of the mutual covenants set forth herein, the Parties agree as follows (with all capitalized terms used but not defined herein having the meanings set forth in the Collaboration Agreement):

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AGREEMENT

1. Definitions. The definition of Improvements set forth in Article 1 of the Collaboration Agreement is hereby amended and restated in its entirety as set forth below:

“Improvements” means all patentable or non-patentable inventions, discoveries, modifications, variations, revisions or other know-how Controlled by either Party after the Effective Date that utilize, incorporate, derive from, are made using or are based on [***]; provided that Improvements shall not include [***] or [***] covered by Section [***]. For purposes of clarification, Improvements shall not include technology [***], either through internal development or in-licensing, which relates to the methods or materials of linking cytotoxic agents to molecules so long as such technology is [***] or otherwise based on or derived from [***].

2. Term of the Research Program. The term of the Research Program shall be renewed for a period of one (1) year from the Amendment Date (the “Renewed Research Program Term”), unless terminated earlier in accordance with Article 13 of the Collaboration Agreement, upon payment to SGEN within thirty (30) days of the Amendment Date of one million dollars ($1,000,000). Unless otherwise specified herein and except for the ability to extend the Research Program Term in Section 2.2, the terms set forth in the Collaboration Agreement relating to Research Program Term apply to the Renewed Research Program Term.

3. New Research Plan. The New Research Plan attached hereto shall become Schedule A-2 under the Collaboration Agreement and the Parties agree to use Commercially Reasonable Efforts to perform, or cause to be performed, the activities designated to each Party in such New Research Plan during the Renewed Research Program Term. The New Research Plan set forth on Schedule A-2 shall be considered a Research Plan pursuant to the Collaboration Agreement and all terms and conditions set forth therein with regards to a Research Plan shall apply to Schedule A-2. For clarification, the Parties agree and acknowledge that the Research Plan set forth on Schedule A (the “Original Research Plan”) has been completed and that neither Party shall have any further obligations with regards to the activities set forth in the Original Research Plan during the Renewed Research Program Term.

4. Research Fees. The FTE Fees as set forth in Section 6.1.2 of the Collaboration Agreement shall be set at an [***] rate of [***] ($[***]) during the Renewed Research Program Term. The Supply Fees as set forth in Section 6.1.2 shall be set at the rate of [***] percent ([***] %) of Licensor’s Cost of Goods.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5. Schedule B. Schedule B to the Collaboration Agreement is hereby amended and replaced with Schedule B attached hereto.

6. Miscellaneous.

a.	Except as expressly modified by this Amendment, the Collaboration Agreement remains in full force and effect in accordance with the terms set forth therein.

b.	This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof that may dictate application of the laws of any other state.

c.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized officers as of the Amendment Date.

BAYER HEALTHCARE AG		SEATTLE GENETICS, INC.

By:	/s/ PPA Wild	By:	/s/ Clay B. Siegall

Name:	Dr. H. Wild	Name:	Clay B. Siegall

Title:	SVP GDD-L60	Title:	President & CEO

By:	/s/ Dr. D. Linkenheil

Name:	Dr. D. Linkenheil

Title:	Laws and Patents

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.